UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 08, 2024

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Conejo Spectrum Street Suite 200
Thousand Oaks, California		91320
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2024, Atara Biotherapeutics, Inc. (the “Company”) announced certain financial results for the third quarter ended September 30, 2024. A copy of the Company’s press release, titled “Atara Biotherapeutics Announces Third Quarter 2024 Financial Results and Operational Progress” is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 2.02 and in the press release included as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission (the "SEC"), whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2024, it was agreed that the employment of Amar Murugan, the Company’s Chief Legal Officer, would end effective November 8, 2024. In connection with Mr. Murugan’s departure from the Company, Mr. Murugan is entitled to receive severance benefits under the terms of his employment agreement, which are described in the Company’s Definitive Proxy Statement filed with the SEC on April 26, 2024. In addition, the Company and Mr. Murugan entered into a Consulting Agreement dated November 8, 2024 (“Consulting Agreement”) pursuant to which Mr. Murugan will provide consulting services to the Company for up to 10 hours per month from November 8, 2024 through July 11, 2025 at an hourly rate of $250. The Consulting Agreement provides for (i) Mr. Murugan to relinquish to the Company all of Mr. Murugan’s vested and unvested stock option awards and (ii) the continued vesting during the consulting term of Mr. Murugan’s outstanding restricted stock unit awards. In addition, subject to Mr. Murugan’s continued service during the applicable date, Mr. Murugan will be entitled to receive (1) a bonus of $150,000 upon the approval by the United States Food and Drug Administration of a biologics license application for tabelecleucel and (2) a bonus $150,000 upon the earlier of to occur of (a) the successful transition, as determined by the Compensation Committee of the Board of Directors of the Company, of certain tabelecleucel manufacturing activities from the Company to Pierre Fabre Medicament (“Pierre Fabre”) or its affiliates, as contemplated by that certain Amended and Restated Commercialization Agreement dated October 31, 2023 and related agreements, between Pierre Fabre and the Company, and (b) July 11, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date:	November 12, 2024	By:	/s/ Eric Hyllengren
Eric Hyllengren Chief Financial Officer and Chief Operating Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)